Exhibit 99.1

SPEEDWAY MOTORSPORTS, INC. ANNOUNCES

$100 MILLION “ADD ON” SENIOR NOTES OFFERING

Concord, North Carolina (January 8, 2013) — Speedway Motorsports, Inc. (NYSE: TRK) (the “Company”) is initiating an offering, subject to market and other conditions, of an additional $100 million of 6 3/4% Senior Notes due 2019 (the “Additional Notes”). The Company intends to use the proceeds from the offering to repay $95 million of outstanding term loans under the Company’s existing credit facility, representing all facility borrowings outstanding, with the balance for general corporate purposes.

The Company issued $150.0 million principal amount of 6 3/4% Senior Notes due 2019 on February 3, 2011 (the “Existing Notes”), which were exchanged for registered notes in May 2011. The Additional Notes and the Existing Notes will have the same terms and ranking and will be treated as a single class for all purposes under the indenture (including, without limitation, waivers, amendments, redemptions and other offers to purchase).

The Additional Notes will be offered and sold to “qualified institutional buyers” in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes will be guaranteed on an unsecured, senior basis by each of the Company’s operative subsidiaries, except for Oil-Chem Research Corporation and its subsidiaries.

The Additional Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release will not constitute an offer to sell or a solicitation of an offer to purchase the Additional Notes or any other securities, and will not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Speedway Motorsports, Inc.

Speedway Motorsports, Inc. is a leading marketer, promoter and sponsor of motorsports entertainment in the United States. The Company, through its subsidiaries, owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Charlotte Motor Speedway, Kentucky Speedway, Las Vegas Motor Speedway, New Hampshire Motor Speedway, Sonoma Raceway and Texas Motor Speedway. The Company provides souvenir merchandising services through its SMI Properties subsidiaries; manufactures and distributes smaller-scale, modified racing cars and parts through its US Legend Cars International subsidiary; and produces and broadcasts syndicated motorsports programming to radio stations nationwide through its Performance Racing Network subsidiary. The Company also equally owns Motorsports Authentics, a joint venture with International Speedway Corporation to produce, market and sell licensed motorsports merchandise.

This news release contains forward-looking statements concerning the Company’s offering of Additional Notes. The terms of, and the Company’s ability to complete, the Additional Notes offering will depend upon prevailing market conditions and other factors including, but not limited to, economic factors, geopolitical conditions, weather, the success of NASCAR and others as sanctioning bodies, capital projects and expansion, financing needs, and a host of other factors both within and outside of management control. These factors and other factors, including those contained in our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, involve certain risks and uncertainties that could cause actual results or events to differ materially from management’s views and expectations. Inclusion of any information or statement in this news release does not necessarily imply that such information or statement is material. The Company does not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this news release is based on information currently available and may not be reliable after this date.

Janet Kirkley        704-532-3318

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